Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Senior Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FIRST QUARTER

2023 EARNINGS

•
First quarter net income of $124.7 million and earnings per share (diluted) of $1.37
•
Loans, excluding Warehouse Purchase Program loans, increased $436.0 million or 2.4% (9.6% annualized) during first quarter 2023
•
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans, of 1.52%(1)
•
Nonperforming assets remain low at 0.07% of first quarter average interest-earning assets
•
Return (annualized) on first quarter average assets of 1.31%, average common equity of 7.38%, average tangible common equity of 14.34%(1), and efficiency ratio of 43.68%
•
Repurchased 611,263 shares of common stock during the first quarter of 2023
•
Prosperity Bancshares was ranked Number 6 in Forbes’ 2023 America’s Best Banks
•
Received all necessary regulatory approvals for the acquisition of First Bancshares of Texas, Inc., Midland, Texas
•
Pending acquisition of Lone Star State Bancshares, Inc., Lubbock, Texas

HOUSTON, April 26, 2023. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $124.7 million for the quarter ended March 31, 2023 compared with $122.3 million for the same period in 2022. Net income per diluted common share was $1.37 for the quarter ended March 31, 2023 compared with $1.33 for the same period in 2022, an increase of 3.0%, and the annualized return on first quarter average assets was 1.31%. Additionally, loans, excluding Warehouse Purchase Program loans, increased $436.0 million or 2.4% (9.6% annualized) during the first quarter of 2023. Nonperforming assets remain low at 0.07% of first quarter average interest-earning assets.

“Prosperity continued to show strong earnings despite the failures of Silicon Valley Bank and Signature Bank and the overall pressures on the banking system. Net income was $124.7 million for the three months ended March 31, 2023, compared with $122.3 million for the same period in 2022, an increase of $2.4 million or 1.9%. Loans, excluding Warehouse Purchase Program loans, increased 9.6% annualized for the quarter, while nonperforming assets remained low at 0.07% of first quarter average interest-earning assets. Prosperity repurchased 611,263 of its shares in the first quarter. We are also pleased to announce that we received all necessary regulatory and shareholder approvals for the acquisition of First Bancshares of Texas, Inc.,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

______________

(1)
Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“As we all are aware, the market was flooded with excess funds the last few years during the COVID-19 pandemic and now the Federal Reserve is reducing the money supply in its efforts to lower inflation. In turn, most banks saw a loss of deposits during the quarter, including from some customers who were concerned with liquidity after the failure of SVB and Signature Bank. Prosperity has established lines of credit at the Federal Home Loan Bank and the Federal Reserve in the amount of $14.7 billion, of which $11.3 billion is currently available. This is approximately $4 billion in excess of our uninsured and pledged deposits,” added Zalman.

“Texas and Oklahoma continue to do well. Texas’ population increased by approximately 470,000 in 2022, continuing a steady uptick. From 2002 to 2022, Texas gained over 9 million residents, more than any other state and almost 3 million more than Florida, the next largest gaining state. Texas and Oklahoma continue to benefit from strong economies and are home to 56 Fortune 500 headquartered companies. Texas now has more Fortune 500 companies than any other state including New York and California,” continued Zalman.

“Each year, Forbes judges the 100 largest banks in the United States on growth, credit quality, earnings, as well as other factors, for its America’s Best Banks list. Prosperity Bank has been ranked in the Top 10 since the list’s inception in 2010. We have twice been ranked number 1, were ranked number 2 in 2021 and are ranked number 6 for 2023. It is a testament to Prosperity’s performance, culture, vision and consistency and distinguishes us among most banks. I congratulate and thank all our customers, associates and directors for helping us achieve this honor,” stated Zalman.

“Prosperity has a talented team, deep bench, strong earnings, a solid capital position and a fortress balance sheet. We will continue working to help our customers and associates succeed and to build shareholder value,” concluded Zalman.

Results of Operations for the Three Months Ended March 31, 2023

Net income was $124.7 million(2) for the three months ended March 31, 2023 compared with $122.3 million(3) for the same period in 2022, an increase of $2.4 million or 1.9%. The change was primarily due to an increase in interest income from loans, securities and federal funds sold and other earning assets, partially offset by a decrease in SBA Paycheck Protection Program (“PPP”) loans fees and interest income of $3.6 million, a decrease in loan discount accretion of $4.3 million and an increase in interest expense. Net income per diluted common share was $1.37 for the three months ended March 31, 2023 compared with $1.33 for the same period in 2022, an increase of 3.0%. On a linked quarter basis, net income was $124.7 million(2) for the three months ended March 31, 2023 compared with $137.9 million(4) for the three months ended December 31, 2022. The change was primarily due to a decrease in net interest income. Net income per diluted common share was $1.37 for the three months ended March 31, 2023 compared with $1.51 for the three months ended December 31, 2022. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2023 were 1.31%, 7.38% and 14.34%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and securities) was 43.68%(1) for the three months ended March 31, 2023.

Net interest income before provision for credit losses for the three months ended March 31, 2023 was $243.5 million compared with $239.9 million for the same period in 2022, an increase of $3.5 million or 1.5%. The change was primarily due to an increase in the average balances and average rates on loans held for investment and investment securities, partially offset by a decrease in PPP fees and interest income of $3.6 million, a decrease in loan discount accretion of $4.3 million, an increase in average borrowings and an increase in the average rates on interest-bearing deposits. On a linked quarter basis, net interest income before provision for credit losses was $243.5 million compared with $256.1 million for the three months ended December 31, 2022, a decrease of $12.7 million or 4.9%. The change was primarily due to an increase in the average balances and average rates on borrowings and an increase in average rates on interest-bearing deposits, partially offset by an increase in the average balances and average rates on loans held for investment and federal funds sold and other earning assets.

The net interest margin on a tax equivalent basis was 2.93% for the three months ended March 31, 2023 compared with 2.88% for the same period in 2022. The change was primarily due to an increase in the average balances and average rates on loans held for investment and investment securities and an increase in average rates on federal funds sold and other earnings assets, partially offset by a decrease in PPP fees and interest income of $3.6 million, a decrease in loan discount accretion of $4.3 million, an increase in average borrowings and an increase in the average rates on interest-bearing deposits. On a linked quarter basis, the net interest margin on a tax equivalent basis was 2.93% for the three months ended March 31, 2023 compared with 3.05% for the three months ended December 31, 2022. The change was primarily due to an increase in the average balances and average rates on borrowings and

______________

(2)
Includes purchase accounting adjustments of $728 thousand, net of tax, primarily comprised of loan discount accretion of $871 thousand, and merger related expenses of $860 thousand for the three months ended March 31, 2023.
(3)
Includes purchase accounting adjustments of $4.1 million, net of tax, primarily comprised of loan discount accretion of $5.2 million for the three months ended March 31, 2022.
(4)
Includes purchase accounting adjustments of $758 thousand, net of tax, primarily comprised of loan discount accretion of $913 thousand, and merger related expenses of $272 thousand for the three months ended December 31, 2022.

increase in average rates on interest-bearing deposits, partially offset by an increase in the average balances and average rates on loans held for investment and federal funds sold and other earning assets.

Noninterest income was $38.3 million for the three months ended March 31, 2023 compared with $35.1 million for the same period in 2022, an increase of $3.1 million or 9.0%. This change was primarily due to an increase in trust income and in other noninterest income. On a linked quarter basis, noninterest income was $38.3 million compared with $37.7 million for the three months ended December 31, 2022, an increase of $542 thousand or 1.4%.

Noninterest expense was $123.0 million for the three months ended March 31, 2023 compared with $119.9 million for the same period in 2022, an increase of $3.2 million or 2.6%. The change was primarily due to increases in regulatory assessments and FDIC insurance and merger related expenses, partially offset by a decrease in salaries and benefits. On a linked quarter basis, noninterest expense increased $3.8 million or 3.1% to $123.0 million compared with $119.2 million for the three months ended December 31, 2022. This change was primarily due to increases in salaries and benefits and regulatory assessments and FDIC insurance, partially offset by a decrease in other noninterest expense.

Balance Sheet Information

At March 31, 2023, Prosperity had $37.829 billion in total assets, a decrease of $442.0 million or 1.2%, compared with $38.271 billion at March 31, 2022.

Loans at March 31, 2023 were $19.334 billion, an increase of $494.5 million or 2.6% (10.5% annualized) from $18.840 billion at December 31, 2022, primarily due to increases in 1-4 family residential and commercial real estate loans. Loans increased $1.267 billion or 7.0%, compared with $18.068 billion at March 31, 2022, primarily due to increases in 1-4 family residential loans, and construction, land development and other land loans, partially offset by decreases in Warehouse Purchase Program loans and PPP loans. Loans, excluding Warehouse Purchase Program loans, at March 31, 2023 were $18.535 billion compared to $18.099 billion at December 31, 2022, an increase of $436.0 million or 2.4% (9.6% annualized), and compared to $16.723 billion at March 31, 2022, an increase of $1.812 billion or 10.8%.

Deposits at March 31, 2023 were $27.004 billion, a decrease of $1.529 billion or 5.4% compared with $28.534 billion at December 31, 2022 primarily due to a decrease in business demand deposits and public fund deposits. Deposits decreased $4.064 billion or 13.1%, compared with $31.068 billion at March 31, 2022, primarily due to a decrease in public fund deposits.

Asset Quality

Nonperforming assets totaled $24.5 million or 0.07% of quarterly average interest-earning assets at March 31, 2023 compared with $27.5 million or 0.08% of quarterly average interest-earning assets at December 31, 2022 and $27.2 million or 0.08% of quarterly average interest-earning assets at March 31, 2022 .

The allowance for credit losses on loans and off-balance sheet credit exposures was $312.1 million at March 31, 2023 compared with $311.5 million at December 31, 2022 and $315.1 million at March 31, 2022. There was no provision for credit losses for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022.

The allowance for credit losses on loans was $282.2 million or 1.46% of total loans at March 31, 2023 compared with $281.6 million or 1.49% of total loans at December 31, 2022 and $285.2 million or 1.58% of total loans at March 31, 2022. Excluding Warehouse Purchase Program loans, the allowance for credit losses on loans to total loans was 1.52%(1) at March 31, 2023 compared with 1.56%(1) at December 31, 2022 and 1.71%(1) at March 31, 2022.

Net recoveries were $615 thousand for the three months ended March 31, 2023 compared with net charge-offs of $603 thousand for three months ended December 31, 2022 and net charge-offs of $1.2 million for the three months ended March 31, 2022. During the first quarter of 2023, net recoveries did not include any purchased credit deteriorated (“PCD”) loans and $241 thousand of specific reserves on resolved PCD loans was released to the general reserve.

Dividend

Prosperity Bancshares declared a second quarter 2023 cash dividend of $0.55 per share to be paid on July 3, 2023, to all shareholders of record as of June 15, 2023.

Stock Repurchase Program

On January 17, 2023, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately

4.6 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 17, 2024, at the discretion of management. Under its 2023 stock repurchase program, Prosperity Bancshares repurchased 611,263 shares of its common stock at an average weighted price of $62.20 per share during the three months ended March 31, 2023.

Pending Acquisition of First Bancshares of Texas, Inc.

On October 11, 2022, Prosperity Bancshares and First Bancshares of Texas, Inc. (“First Bancshares”) jointly announced the signing of a definitive merger agreement whereby First Bancshares, the parent company of FirstCapital Bank of Texas, N.A. (“FirstCapital Bank”) will merge with and into Prosperity. FirstCapital Bank operates 16 full-service banking offices in 6 different markets in West, North and Central Texas areas, including its main office in Midland, and banking offices in Midland, Lubbock, Amarillo, Wichita Falls, Burkburnett, Byers, Henrietta, Dallas, Horseshoe Bay, Marble Falls and Fredericksburg, Texas. As of March 31, 2023, First Bancshares, on a consolidated basis, reported total assets of $2.141 billion, total loans of $1.653 billion and total deposits of $1.712 billion.

Under the terms of the merger agreement, Prosperity will issue 3,583,370 shares of Prosperity common stock plus $93.4 million in cash for all outstanding shares of First Bancshares capital stock, subject to certain conditions and potential adjustments. Based on Prosperity’s closing price of $69.27 on October 7, 2022, the total consideration was valued at approximately $341.6 million. Prosperity has received all necessary regulatory approvals for the acquisition of First Bancshares, and the shareholders of First Bancshares approved the transaction on March 3, 2023. The transaction is expected to become effective on May 1, 2023, subject to customary closing conditions.

Pending Acquisition of Lone Star State Bancshares, Inc.

On October 11, 2022, Prosperity Bancshares and Lone Star State Bancshares, Inc. (“Lone Star”) jointly announced the signing of a definitive merger agreement whereby Lone Star, the parent company of Lone Star State Bank of West Texas (“Lone Star Bank”) will merge with and into Prosperity. Lone Star Bank operates 5 banking offices in the West Texas area, including its main office in Lubbock, and 1 banking center in each of Brownfield, Midland, Odessa and Big Spring, Texas. As of March 31, 2023, Lone Star, on a consolidated basis, reported total assets of $1.383 billion, total loans of $1.032 billion and total deposits of $1.231 billion.

Under the terms of the merger agreement, Prosperity will issue 2,376,182 shares of Prosperity common stock plus $64.1 million in cash for all outstanding shares of Lone Star capital stock, subject to certain conditions and potential adjustments. Based on Prosperity’s closing price of $69.27 on October 7, 2022, the total consideration was valued at approximately $228.7 million. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals. The shareholders of Lone Star approved the transaction on March 28, 2023. The transaction is expected to close during the second quarter of 2023, although delays could occur.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, April 26, 2023, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s first quarter 2023 earnings. Individuals and investment professionals may participate in the call by dialing 877-885-0477 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 7001408.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s home page by selecting “Presentations, Webcasts & Calls” from the menu on the Investor Relations link and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses on loans to total loans excluding Warehouse Purchase Program loans; and the efficiency ratio excluding net gains and losses on the sale or write down of assets and securities, for internal planning and forecasting purposes. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of March 31, 2023, Prosperity Bancshares, Inc.® is a $37.829 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma. Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 272 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 62 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, changes in deposits, borrowings and the investment securities portfolio, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, including the pending transactions with First Bancshares and Lone Star, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of each of the proposed transactions, and statements about the assumptions underlying any such statement, as well as expectations regarding the effects of the COVID-19 pandemic on Prosperity’s operating income, financial condition and cash flows. These forward‑looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity currently believes to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of Prosperity’s control, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These risks and uncertainties include, but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks, including First Bancshares and Lone Star; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, including the pending transactions with First Bancshares and Lone Star, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; the effect, impact, potential duration or other implications of the COVID-19 pandemic; and weather. Prosperity disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2022, and other reports and statements Prosperity has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Garland	Palestine	Magnolia	Texas Tech Student Union
Bryan	Grapevine	Rusk	Magnolia Parkway
Bryan-29th Street	Grapevine Main	Seven Points	Mont Belvieu	Midland
Bryan-East	Kiest	Teague	Nederland	Wadley
Bryan-North	Lake Highlands	Tyler-Beckham	Needville	Wall Street
Caldwell	McKinney	Tyler-South Broadway	Rosenberg
College Station	McKinney Eldorado	Tyler-University	Shadow Creek	Odessa
Crescent Point	McKinney Redbud	Winnsboro	Spring	Grandview
Hearne	North Carrolton		Tomball	Grant
Huntsville	Park Cities	Houston Area	Waller	Kermit Highway
Madisonville	Plano	Houston	West Columbia	Parkway
Navasota	Plano-West	Aldine	Wharton
New Waverly	Preston Forest	Alief	Winnie	Other West Texas Area
Rock Prairie	Preston Parker	Bellaire	Wirt	Locations
Southwest Parkway	Preston Royal	Beltway		Big Spring
Tower Point	Red Oak	Clear Lake	South Texas Area -	Brownfield
Wellborn Road	Richardson	Copperfield	Corpus Christi	Brownwood
	Richardson-West	Cypress	Calallen	Cisco
Central Texas Area	Rosewood Court	Downtown	Carmel	Comanche
Austin	The Colony	Eastex	Northwest	Early
Allandale	Tollroad	Fairfield	Saratoga	Floydada
Cedar Park	Trinity Mills	First Colony	Timbergate	Gorman
Congress	Turtle Creek	Fry Road	Water Street	Levelland
Lakeway	West 15th Plano	Gessner		Littlefield
Liberty Hill	West Allen	Gladebrook	Victoria	Merkel
Northland	Westmoreland	Grand Parkway	Victoria Main	Plainview
Oak Hill	Wylie	Heights	Victoria-Navarro	San Angelo
Research Blvd		Highway 6 West	Victoria-North	Slaton
Westlake	Fort Worth	Little York	Victoria Salem	Snyder
	Haltom City	Medical Center
Other Central Texas Area	Hulen	Memorial Drive	Other South Texas Area	Oklahoma
Locations	Keller	Northside	Locations	Central Oklahoma Area
Bastrop	Museum Place	Pasadena	Alice	Oklahoma City
Canyon Lake	Renaissance Square	Pecan Grove	Aransas Pass	23rd Street
Dime Box	Roanoke	Pin Oak	Beeville	Expressway
Dripping Springs	Stockyards	River Oaks	Colony Creek	I-240
Elgin		Sugar Land	Cuero	Memorial
Flatonia	Other Dallas/Fort Worth Area	SW Medical Center	Edna
Georgetown	Locations	Tanglewood	Goliad	Other Central Oklahoma Area
Gruene	Arlington	The Plaza	Gonzales	Locations
Kingsland	Azle	Uptown	Hallettsville	Edmond
La Grange	Ennis	Waugh Drive	Kingsville	Norman
Lexington	Gainesville	Westheimer	Mathis
New Braunfels	Glen Rose	West University	Padre Island	Tulsa Area
Pleasanton	Granbury	Woodcreek	Palacios	Tulsa
Round Rock	Grand Prairie		Port Lavaca	Garnett
San Antonio	Jacksboro	Katy	Portland	Harvard
Schulenburg	Mesquite	Cinco Ranch	Rockport	Memorial
Seguin	Muenster	Katy-Spring Green	Sinton	Sheridan
Smithville	Runaway Bay		Taft	S. Harvard
Thorndale	Sanger	The Woodlands	Yoakum	Utica Tower
Weimar	Waxahachie	The Woodlands-College Park	Yorktown	Yale
	Weatherford	The Woodlands-I-45
Dallas/Fort Worth Area		The Woodlands-Research Forest	West Texas Area	Other Tulsa Area Locations
Dallas	East Texas Area		Abilene	Owasso
14th Street Plano	Athens	Other Houston Area	Antilley Road
Abrams Centre	Blooming Grove	Locations	Barrow Street
Addison	Canton	Angleton	Cypress Street
Allen	Carthage	Bay City	Judge Ely
Balch Springs	Corsicana	Beaumont	Mockingbird
Camp Wisdom	Crockett	Cleveland
Carrollton	Eustace	East Bernard	Lubbock
Cedar Hill	Gilmer	El Campo	4th Street
Coppell	Grapeland	Dayton	66th Street
East Plano	Gun Barrel City	Galveston	82nd Street
Euless	Jacksonville	Groves	86th Street
Frisco	Kerens	Hempstead	98th Street
Frisco Warren	Longview	Hitchcock	Avenue Q
Frisco-West	Mount Vernon	Liberty	North University

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Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Balance Sheet Data (at period end)
Loans held for sale	$1,603	$554	$2,871	$3,350	$2,810
Loans held for investment	18,533,641	18,098,653	17,580,653	17,067,871	16,720,173
Loans held for investment - Warehouse Purchase Program	799,115	740,620	922,764	1,137,623	1,344,541
Total loans	19,334,359	18,839,827	18,506,288	18,208,844	18,067,524

Investment securities(A)	14,071,545	14,476,005	14,806,487	14,912,313	14,798,127
Federal funds sold	222	301	244	201	274
Allowance for credit losses on loans	(282,191)	(281,576)	(282,179)	(283,959)	(285,163)
Cash and due from banks	405,331	423,832	602,152	393,716	1,560,321
Goodwill	3,231,636	3,231,636	3,231,636	3,231,636	3,231,636
Core deposit intangibles, net	48,974	51,348	53,906	56,483	59,064
Other real estate owned	1,989	1,963	1,758	1,555	1,705
Fixed assets, net	345,149	339,453	337,099	335,939	336,075
Other assets	672,218	607,040	586,111	530,528	501,623
Total assets	$37,829,232	$37,689,829	$37,843,502	$37,387,256	$38,271,186

Noninterest-bearing deposits	$10,108,348	$10,915,448	$11,154,143	$11,032,184	$10,776,652
Interest-bearing deposits	16,895,888	17,618,083	18,145,952	18,833,434	20,291,658
Total deposits	27,004,236	28,533,531	29,300,095	29,865,618	31,068,310
Other borrowings	3,365,000	1,850,000	1,165,000	300,000	—
Securities sold under repurchase agreements	434,261	428,134	454,304	481,785	440,891
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	256,671	148,843	282,514	188,079	227,614
Total liabilities	31,090,115	30,990,455	31,231,860	30,865,429	31,766,762
Shareholders' equity(B)	6,739,117	6,699,374	6,611,642	6,521,827	6,504,424
Total liabilities and equity	$37,829,232	$37,689,829	$37,843,502	$37,387,256	$38,271,186

(A) Includes $(4,399), $(4,396), $(296), $1,517 and $2,115 in unrealized (losses) gains on available for sale securities for the quarterly periods ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.

(B) Includes $(3,476), $(3,473), $(234), $1,198 and $1,671 in after-tax unrealized (losses) gains on available for sale securities for the quarterly periods ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Income Statement Data
Interest income:
Loans	$247,118	$235,126	$210,268	$192,770	$193,025
Securities(C)	73,185	72,533	68,761	64,111	55,011
Federal funds sold and other earning assets	7,006	933	525	925	847
Total interest income	327,309	308,592	279,554	257,806	248,883

Interest expense:
Deposits	47,343	36,048	14,669	8,641	8,754
Other borrowings	34,396	14,682	3,719	450	—
Securities sold under repurchase agreements	2,103	1,725	487	244	185
Total interest expense	83,842	52,455	18,875	9,335	8,939
Net interest income	243,467	256,137	260,679	248,471	239,944
Provision for credit losses	—	—	—	—	—
Net interest income after provision for credit losses	243,467	256,137	260,679	248,471	239,944

Noninterest income:
Nonsufficient funds (NSF) fees	8,095	8,519	8,887	8,484	8,124
Credit card, debit card and ATM card income	8,666	8,816	8,889	8,880	8,179
Service charges on deposit accounts	5,926	5,932	6,222	6,365	6,211
Trust income	3,225	3,498	3,174	2,875	2,703
Mortgage income	238	102	340	502	455
Brokerage income	1,149	905	940	917	892
Bank owned life insurance income	1,354	1,329	1,214	1,293	1,283
Net gain on sale or write-down of assets	121	2,087	50	1,108	689
Other noninterest income	9,492	6,536	4,972	7,170	6,586
Total noninterest income	38,266	37,724	34,688	37,594	35,122

Noninterest expense:
Salaries and benefits	77,798	75,353	79,578	80,371	79,411
Net occupancy and equipment	8,025	8,147	8,412	8,039	7,848
Credit and debit card, data processing and software amortization	9,566	9,716	9,516	9,246	8,849
Regulatory assessments and FDIC insurance	4,973	2,873	2,807	2,851	2,850
Core deposit intangibles amortization	2,374	2,558	2,577	2,581	2,620
Depreciation	4,433	4,438	4,436	4,539	4,547
Communications	3,462	3,506	3,374	3,206	2,919
Other real estate expense	58	154	198	195	214
Net (gain) loss on sale or write-down of other real estate	(13)	(63)	(213)	14	(621)
Merger related expenses	860	272	—	—	—
Other noninterest expense	11,464	12,290	11,529	11,836	11,213
Total noninterest expense	123,000	119,244	122,214	122,878	119,850
Income before income taxes	158,733	174,617	173,153	163,187	155,216
Provision for income taxes	34,039	36,737	37,333	34,697	32,890
Net income available to common shareholders	$124,694	$137,880	$135,820	$128,490	$122,326

(C) Interest income on securities was reduced by net premium amortization of $7,384, $8,703, $9,947, $11,450 and $12,857 for the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022

Profitability
Net income (D) (E)	$124,694	$137,880	$135,820	$128,490	$122,326

Basic earnings per share	$1.37	$1.51	$1.49	$1.40	$1.33
Diluted earnings per share	$1.37	$1.51	$1.49	$1.40	$1.33

Return on average assets (F)	1.31%	1.47%	1.45%	1.36%	1.29%
Return on average common equity (F)	7.38%	8.26%	8.24%	7.84%	7.54%
Return on average tangible common equity (F) (G)	14.34%	16.26%	16.44%	15.73%	15.30%
Tax equivalent net interest margin (D) (E) (H)	2.93%	3.05%	3.11%	2.97%	2.88%
Efficiency ratio (G) (I)	43.68%	40.87%	41.38%	43.12%	43.68%

Liquidity and Capital Ratios
Equity to assets	17.81%	17.78%	17.47%	17.44%	17.00%
Common equity tier 1 capital	15.59%	15.88%	15.44%	15.26%	15.32%
Tier 1 risk-based capital	15.59%	15.88%	15.44%	15.26%	15.32%
Total risk-based capital	16.41%	16.51%	16.09%	15.91%	15.99%
Tier 1 leverage capital	10.06%	10.16%	9.94%	9.58%	9.44%
Period end tangible equity to period end tangible assets (G)	10.01%	9.93%	9.62%	9.48%	9.19%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	91,207	91,287	91,209	91,772	92,161
Diluted	91,207	91,287	91,209	91,772	92,161
Period end shares outstanding	90,693	91,314	91,210	91,196	92,160
Cash dividends paid per common share	$0.55	$0.55	$0.52	$0.52	$0.52
Book value per common share	$74.31	$73.37	$72.49	$71.51	$70.58
Tangible book value per common share (G)	$38.13	$37.41	$36.47	$35.46	$34.87

Common Stock Market Price
High	$78.76	$76.32	$77.93	$73.50	$80.46
Low	$58.25	$66.71	$65.37	$64.69	$69.08
Period end closing price	$61.52	$72.68	$66.68	$68.27	$69.38
Employees – FTE (excluding overtime)	3,651	3,633	3,592	3,576	3,595
Number of banking centers	272	272	272	272	272

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Loan discount accretion
ASC 310-20	$532	$603	$912	$(265)	$4,674
ASC 310-30	$339	$310	$322	$324	$521
Securities net amortization	$2	$12	$40	$12	$52
Time deposits amortization	$53	$59	$68	$84	$100

(E) Using effective tax rate of 21.4%, 21.0%, 21.6%, 21.3% and 21.2% for the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Mar 31, 2023				Dec 31, 2022				Mar 31, 2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)
Interest-earning assets:
Loans held for sale	$2,343	$38	6.58%		$1,758	$27	6.09%		$4,611	$40	3.52%
Loans held for investment	18,317,712	236,606	5.24%		17,818,769	223,768	4.98%		16,712,690	183,033	4.44%
Loans held for investment - Warehouse Purchase Program	617,822	10,474	6.88%		747,007	11,331	6.02%		1,268,715	9,952	3.18%
Total Loans	18,937,877	247,118	5.29%		18,567,534	235,126	5.02%		17,986,016	193,025	4.35%
Investment securities	14,332,509	73,185	2.07%	(K)	14,715,516	72,533	1.96%	(K)	13,772,974	55,011	1.62%	(K)
Federal funds sold and other earning assets	600,048	7,006	4.74%		101,986	933	3.63%		2,135,503	847	0.16%
Total interest-earning assets	33,870,434	327,309	3.92%		33,385,036	308,592	3.67%		33,894,493	248,883	2.98%
Allowance for credit losses on loans	(282,316)				(282,546)				(285,692)
Noninterest-earning assets	4,589,735				4,515,412				4,458,669
Total assets	$38,177,853				$37,617,902				$38,067,470

Interest-bearing liabilities:
Interest-bearing demand deposits	$5,877,641	$3,792	0.26%		$5,843,672	$3,224	0.22%		$6,775,114	$2,452	0.15%
Savings and money market deposits	9,579,679	35,521	1.50%		9,805,024	27,929	1.13%		10,870,461	4,026	0.15%
Certificates and other time deposits	2,045,580	8,030	1.59%		2,066,085	4,895	0.94%		2,637,529	2,276	0.35%
Other borrowings	2,887,011	34,396	4.83%		1,465,533	14,682	3.97%		—	—	—
Securities sold under repurchase agreements	427,887	2,103	1.99%		441,405	1,725	1.55%		452,054	185	0.17%
Total interest-bearing liabilities	20,817,798	83,842	1.63%	(L)	19,621,719	52,455	1.06%	(L)	20,735,158	8,939	0.17%	(L)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,389,980				11,064,714				10,636,624
Allowance for credit losses on off-balance sheet credit exposures	29,947				29,947				29,947
Other liabilities	180,685				224,512				176,360
Total liabilities	31,418,410				30,940,892				31,578,089
Shareholders' equity	6,759,443				6,677,010				6,489,381
Total liabilities and shareholders' equity	$38,177,853				$37,617,902				$38,067,470

Net interest income and margin		$243,467	2.92%			$256,137	3.04%			$239,944	2.87%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		833				440				472
Net interest income and margin (tax equivalent basis)		$244,300	2.93%			$256,577	3.05%			$240,416	2.88%

(J) Annualized and based on an actual 365-day basis.

(K) Yield on securities was impacted by net premium amortization of $7,384, $8,703 and $12,857 for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

(L) Total cost of funds, including noninterest bearing deposits, was 1.09%, 0.68% and 0.12% for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
YIELD TREND (M)

Interest-Earning Assets:
Loans held for sale	6.58%	6.09%	5.47%	5.02%	3.52%
Loans held for investment	5.24%	4.98%	4.58%	4.35%	4.44%
Loans held for investment - Warehouse Purchase Program	6.88%	6.02%	4.56%	3.33%	3.18%
Total loans	5.29%	5.02%	4.58%	4.28%	4.35%
Investment securities (N)	2.07%	1.96%	1.82%	1.72%	1.62%
Federal funds sold and other earning assets	4.74%	3.63%	2.37%	0.69%	0.16%
Total interest-earning assets	3.92%	3.67%	3.33%	3.08%	2.98%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.26%	0.22%	0.15%	0.13%	0.15%
Savings and money market deposits	1.50%	1.13%	0.37%	0.17%	0.15%
Certificates and other time deposits	1.59%	0.94%	0.52%	0.34%	0.35%
Other borrowings	4.83%	3.97%	2.55%	1.60%	—
Securities sold under repurchase agreements	1.99%	1.55%	0.41%	0.21%	0.17%
Total interest-bearing liabilities	1.63%	1.06%	0.38%	0.19%	0.17%

Net Interest Margin	2.92%	3.04%	3.11%	2.97%	2.87%
Net Interest Margin (tax equivalent)	2.93%	3.05%	3.11%	2.97%	2.88%

(M) Annualized and based on average balances on an actual 365-day basis.

(N) Yield on securities was impacted by net premium amortization of $7,384, $8,703, $9,947, $11,450 and $12,857 for the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Balance Sheet Averages
Loans held for sale	$2,343	$1,758	$4,136	$3,199	$4,611
Loans held for investment	18,317,712	17,818,769	17,275,866	16,799,609	16,712,690
Loans held for investment - Warehouse Purchase Program	617,822	747,007	938,589	1,257,521	1,268,715
Total Loans	18,937,877	18,567,534	18,218,591	18,060,329	17,986,016

Investment securities	14,332,509	14,715,516	14,962,847	14,989,666	13,772,974
Federal funds sold and other earning assets	600,048	101,986	87,859	540,907	2,135,503
Total interest-earning assets	33,870,434	33,385,036	33,269,297	33,590,902	33,894,493
Allowance for credit losses on loans	(282,316)	(282,546)	(283,244)	(284,550)	(285,692)
Cash and due from banks	319,960	306,235	302,479	309,223	326,552
Goodwill	3,231,637	3,231,637	3,231,637	3,231,637	3,231,637
Core deposit intangibles, net	50,208	52,591	55,158	57,728	60,346
Other real estate	2,083	2,075	1,652	1,639	1,893
Fixed assets, net	342,380	338,572	336,657	336,242	327,297
Other assets	643,467	584,302	552,929	511,591	510,944
Total assets	$38,177,853	$37,617,902	$37,466,565	$37,754,412	$38,067,470

Noninterest-bearing deposits	$10,389,980	$11,064,714	$11,048,856	$10,855,802	$10,636,624
Interest-bearing demand deposits	5,877,641	5,843,672	6,155,511	6,437,614	6,775,114
Savings and money market deposits	9,579,679	9,805,024	10,172,986	10,702,273	10,870,461
Certificates and other time deposits	2,045,580	2,066,085	2,185,529	2,409,663	2,637,529
Total deposits	27,892,880	28,779,495	29,562,882	30,405,352	30,919,728
Other borrowings	2,887,011	1,465,533	577,828	112,582	—
Securities sold under repurchase agreements	427,887	441,405	473,584	463,108	452,054
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	180,685	224,512	231,812	186,344	176,360
Shareholders' equity	6,759,443	6,677,010	6,590,512	6,557,079	6,489,381
Total liabilities and equity	$38,177,853	$37,617,902	$37,466,565	$37,754,412	$38,067,470

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Mar 31, 2023		Dec 31, 2022		Sep 30, 2022		Jun 30, 2022		Mar 31, 2022
Period End Balances

Loan Portfolio
Commercial and industrial	$2,074,078	10.7%	$2,165,263	11.6%	$2,197,033	11.9%	$2,183,277	12.0%	$2,094,041	11.6%
Warehouse purchase program	799,115	4.1%	740,620	3.9%	922,764	5.0%	1,137,623	6.2%	1,344,541	7.4%
Construction, land development and other land loans	2,899,980	15.0%	2,805,438	14.9%	2,659,552	14.4%	2,460,526	13.5%	2,327,837	12.9%
1-4 family residential	6,055,532	31.3%	5,774,814	30.6%	5,447,993	29.4%	5,156,200	28.3%	4,970,620	27.5%
Home equity	959,124	5.0%	966,410	5.1%	943,197	5.1%	932,725	5.1%	870,130	4.8%
Commercial real estate (includes multi-family residential)	5,133,693	26.6%	4,986,211	26.5%	4,966,243	26.8%	4,967,662	27.3%	5,150,555	28.5%
Agriculture (includes farmland)	721,395	3.7%	688,033	3.6%	670,603	3.6%	665,960	3.7%	617,418	3.4%
Consumer and other	288,300	1.5%	283,559	1.5%	288,834	1.6%	274,532	1.5%	246,433	1.4%
Energy	403,142	2.1%	429,479	2.3%	410,069	2.2%	430,339	2.4%	445,949	2.5%
Total loans	$19,334,359		$18,839,827		$18,506,288		$18,208,844		$18,067,524

Deposit Types
Noninterest-bearing DDA	$10,108,348	37.4%	$10,915,448	38.2%	$11,154,143	38.1%	$11,032,184	36.9%	$10,776,652	34.7%
Interest-bearing DDA	5,332,086	19.8%	5,986,203	21.0%	6,027,157	20.6%	6,331,314	21.2%	6,603,934	21.2%
Money market	6,021,449	22.3%	6,164,025	21.6%	6,438,787	22.0%	6,646,726	22.3%	7,603,329	24.5%
Savings	3,304,482	12.2%	3,471,970	12.2%	3,563,776	12.1%	3,597,820	12.0%	3,543,300	11.4%
Certificates and other time deposits	2,237,871	8.3%	1,995,885	7.0%	2,116,232	7.2%	2,257,574	7.6%	2,541,095	8.2%
Total deposits	$27,004,236		$28,533,531		$29,300,095		$29,865,618		$31,068,310

Loan to Deposit Ratio	71.6%		66.0%		63.2%		61.0%		58.2%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Mar 31, 2023		Dec 31, 2022		Sep 30, 2022		Jun 30, 2022		Mar 31, 2022

Single family residential construction	$1,179,883	40.7%	$1,097,176	39.1%	$1,004,000	37.8%	$911,443	37.0%	$816,072	35.0%
Land development	222,511	7.7%	181,747	6.5%	145,303	5.5%	133,398	5.4%	103,853	4.5%
Raw land	326,168	11.2%	332,603	11.9%	343,066	12.9%	316,750	12.9%	310,987	13.4%
Residential lots	226,600	7.8%	243,942	8.7%	237,714	8.9%	223,703	9.1%	212,029	9.1%
Commercial lots	167,151	5.8%	177,378	6.3%	181,679	6.8%	184,794	7.5%	183,760	7.9%
Commercial construction and other	777,678	26.8%	772,606	27.5%	747,803	28.1%	690,453	28.1%	701,148	30.1%
Net unaccreted discount	(11)		(14)		(13)		(15)		(12)
Total construction loans	$2,899,980		$2,805,438		$2,659,552		$2,460,526		$2,327,837

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of March 31, 2023

	Houston	Dallas	Austin	OK City	Tulsa	Other (O)	Total
Collateral Type
Shopping center/retail	$404,791	$239,409	$49,198	$19,854	$19,813	$278,763	$1,011,828
Commercial and industrial buildings	160,086	89,698	29,162	32,045	14,556	208,361	533,908
Office buildings	82,333	247,912	48,187	67,434	4,200	62,372	512,438
Medical buildings	76,085	18,766	3,775	26,024	36,722	45,407	206,779
Apartment buildings	156,145	91,286	13,748	14,526	8,677	153,412	437,794
Hotel	107,113	67,348	33,635	27,745	—	130,840	366,681
Other	75,516	79,143	43,290	8,414	1,787	68,588	276,738
Total	$1,062,069	$833,562	$220,995	$196,042	$85,755	$947,743	$3,346,166	(P)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Dec 31, 2022	Balance at Mar 31, 2023	Balance at Acquisition Date	Balance at Dec 31, 2022	Balance at Mar 31, 2023	Balance at Acquisition Date		Balance at Dec 31, 2022	Balance at Mar 31, 2023
Loan marks:
Acquired banks (Q)	$345,599	$2,233	$1,701	$320,052	$3,361	$3,022	$665,651		$5,594	$4,723

Acquired portfolio loan balances:
Acquired banks (Q)	12,286,159	1,319,507	1,249,921	689,573	63,383	58,549	12,975,732	(R)	1,382,890	1,308,470

Acquired portfolio loan balances less loan marks	$11,940,560	$1,317,274	$1,248,220	$369,521	$60,022	$55,527	$12,310,081		$1,377,296	$1,303,747

(O) Includes other MSA and non-MSA regions.

(P) Represents a portion of total commercial real estate loans of $5.134 billion as of March 31, 2023.

(Q) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank and LegacyTexas Bank.

(R) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Asset Quality
Nonaccrual loans	$22,496	$19,614	$17,729	$20,619	$21,765
Accruing loans 90 or more days past due	—	5,917	378	13	3,695
Total nonperforming loans	22,496	25,531	18,107	20,632	25,460
Repossessed assets	—	—	13	—	19
Other real estate	1,989	1,963	1,758	1,555	1,705
Total nonperforming assets	$24,485	$27,494	$19,878	$22,187	$27,184

Nonperforming assets:
Commercial and industrial (includes energy)	$2,832	$3,921	$2,376	$2,964	$4,403
Construction, land development and other land loans	3,210	6,166	1,712	1,866	1,761
1-4 family residential (includes home equity)	16,951	15,326	13,986	14,335	11,899
Commercial real estate (includes multi-family residential)	1,051	1,649	1,364	2,448	7,685
Agriculture (includes farmland)	432	421	434	567	1,402
Consumer and other	9	11	6	7	34
Total	$24,485	$27,494	$19,878	$22,187	$27,184
Number of loans/properties	190	170	150	160	147
Allowance for credit losses on loans	$282,191	$281,576	$282,179	$283,959	$285,163

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$(1,472)	$(643)	$(15)	$(197)	$14
Construction, land development and other land loans	(13)	(5)	(4)	(5)	430
1-4 family residential (includes home equity)	(140)	(55)	(202)	(32)	87
Commercial real estate (includes multi-family residential)	(1)	74	757	395	(366)
Agriculture (includes farmland)	(6)	(14)	119	(9)	(103)
Consumer and other	1,017	1,246	1,125	1,052	1,155
Total	$(615)	$603	$1,780	$1,204	$1,217

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.07%	0.08%	0.06%	0.07%	0.08%
Nonperforming assets to loans and other real estate	0.13%	0.15%	0.11%	0.12%	0.15%
Net charge-offs to average loans (annualized)	-0.01%	0.01%	0.04%	0.03%	0.03%
Allowance for credit losses on loans to total loans	1.46%	1.49%	1.52%	1.56%	1.58%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans (G)	1.52%	1.56%	1.60%	1.66%	1.71%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses on loans to total loans excluding Warehouse Purchase Program loans; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses on loans to total loans (excluding Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$124,694	$137,880	$135,820	$128,490	$122,326
Average shareholders' equity	$6,759,443	$6,677,010	$6,590,512	$6,557,079	$6,489,381
Less: Average goodwill and other intangible assets	(3,281,845)	(3,284,228)	(3,286,795)	(3,289,365)	(3,291,983)
Average tangible shareholders’ equity	$3,477,598	$3,392,782	$3,303,717	$3,267,714	$3,197,398
Return on average tangible common equity (F)	14.34%	16.26%	16.44%	15.73%	15.30%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$6,739,117	$6,699,374	$6,611,642	$6,521,827	$6,504,424
Less: Goodwill and other intangible assets	(3,280,610)	(3,282,984)	(3,285,542)	(3,288,119)	(3,290,700)
Tangible shareholders’ equity	$3,458,507	$3,416,390	$3,326,100	$3,233,708	$3,213,724

Period end shares outstanding	90,693	91,314	91,210	91,196	92,160
Tangible book value per share	$38.13	$37.41	$36.47	$35.46	$34.87

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,458,507	$3,416,390	$3,326,100	$3,233,708	$3,213,724
Total assets	$37,829,232	$37,689,829	$37,843,502	$37,387,256	$38,271,186
Less: Goodwill and other intangible assets	(3,280,610)	(3,282,984)	(3,285,542)	(3,288,119)	(3,290,700)
Tangible assets	$34,548,622	$34,406,845	$34,557,960	$34,099,137	$34,980,486
Period end tangible equity to period end tangible assets ratio	10.01%	9.93%	9.62%	9.48%	9.19%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program loans:
Allowance for credit losses on loans	$282,191	$281,576	$282,179	$283,959	$285,163
Total loans	$19,334,359	$18,839,827	$18,506,288	$18,208,844	$18,067,524
Less: Warehouse Purchase Program loans	(799,115)	(740,620)	(922,764)	(1,137,623)	(1,344,541)
Total loans less Warehouse Purchase Program loans	$18,535,244	$18,099,207	$17,583,524	$17,071,221	$16,722,983
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program loans	1.52%	1.56%	1.60%	1.66%	1.71%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale of assets and securities:
Noninterest expense	$123,000	$119,244	$122,214	$122,878	$119,850

Net interest income	$243,467	$256,137	$260,679	$248,471	$239,944
Noninterest income	38,266	37,724	34,688	37,594	35,122
Less: net gain on sale or write down of assets	121	2,087	50	1,108	689
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	38,145	35,637	34,638	36,486	34,433
Total income excluding net gains and losses on the sale or write down of assets and securities	$281,612	$291,774	$295,317	$284,957	$274,377
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities	43.68%	40.87%	41.38%	43.12%	43.68%